Exhibit 1.1

RESOURCE REAL ESTATE OPPORTUNITY REIT, INC.

CHADWICK SECURITIES, INC.

FORM OF

DEALER MANAGER AGREEMENT

CHADWICK SECURITIES, INC.

FORM OF

DEALER MANAGER AGREEMENT

Exhibit A – Form of Selected Dealer Agreement

Exhibit B – Form of Escrow Agreement for Resource Real Estate Opportunity REIT, Inc.

Chadwick Securities, Inc.
Dealer Manager Agreement

CHADWICK SECURITIES, INC.

FORM OF

DEALER MANAGER AGREEMENT

(Best Efforts)

RE: RESOURCE REAL ESTATE OPPORTUNITY REIT, INC.

Chadwick Securities, Inc.

1845 Walnut Street

10th Floor

Philadelphia, Pennsylvania 19103

Ladies and Gentlemen:

The undersigned, Resource Real Estate Opportunity REIT, Inc. (the “Company”), a Maryland corporation, is conducting a public offering (the “Offering”) of up to 82,500,000 shares of its common stock, $.01 par value per share (the “Shares”), of which 7,500,000 Shares are intended to be offered pursuant to the Company’s dividend reinvestment plan (“DRP”). The Company desires for you, Chadwick Securities, Inc. (the “Dealer Manager”), to act as its Dealer Manager in connection with the offer and sales of the Shares to the public in the Offering. In connection with the sales of Shares, the Company hereby confirms its agreement with you, as Dealer Manager, as follows:

1.	Description of Shares.

Except as described in the Prospectus (as defined below) or in Section 4 hereof, the Shares are to be sold at a per Share cash price as follows:

Distribution Channel	Primary Offering Shares	DRP Shares
Sales through a Dealer earning transaction-based compensation	$10.00	$9.50
Sales through all other distribution channels as discussed in the Prospectus	$9.30	$9.50

2.	Representations, Warranties and Agreements of the Company. The Company represents and warrants to and agrees with you that:

(a)

The Company has prepared and filed with the Securities and Exchange Commission (the “SEC”) a registration statement (Registration No. 333-160463) that has become effective for the registration of the Shares under the Securities Act of 1933, as amended (the “Securities Act”), and the applicable rules and regulations (the “Rules and Regulations”) of the SEC promulgated thereunder. Copies of such registration statement as initially filed and each amendment thereto have been or will be delivered to the Dealer Manager. The registration statement and the prospectus contained therein, as finally amended at the effective date of the registration statement (the “Effective Date”), are respectively hereinafter referred to as the “Registration Statement” and the “Prospectus,” except that if the Company files a prospectus or prospectus supplement pursuant to Rule 424(b) under the Securities Act, or if the Company files a post-effective amendment to the Registration Statement, the term “Prospectus” includes the prospectus filed pursuant to Rule 424(b) or

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the prospectus included in such post-effective amendment. The term “Preliminary Prospectus” as used herein shall mean a preliminary prospectus related to the Shares as contemplated by Rule 430 or Rule 430A of the Rules and Regulations included at any time as part of the Registration Statement.

(b)	On the Effective Date, on the date of the Prospectus and on the date any post-effective amendment to the Registration Statement becomes effective or any amendment or supplement to the Prospectus is filed with the SEC, the Registration Statement and the Prospectus, as applicable, including the financial statements contained therein, complied or will comply with the Securities Act and the Rules and Regulations. On the Effective Date, the Registration Statement did not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. On the date of the Prospectus, as amended or supplemented, as applicable, the Prospectus did not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Notwithstanding anything contained herein to the contrary, the Company’s representations in this Section 2(b) will not extend to such statements contained in or omitted from the Registration Statement or the Prospectus, as amended or supplemented, that are primarily within the knowledge of the Dealer Manager or any of the Dealers (as defined below) and are based upon information furnished by the Dealer Manager in writing to the Company specifically for inclusion therein.

(c)	No order preventing or suspending the use of any Preliminary Prospectus or the Prospectus has been issued and no proceedings for that purpose are pending, threatened or, to the knowledge of the Company, contemplated by the SEC; and, to the knowledge of the Company, no order suspending the offering of the Shares in any jurisdiction has been issued and no proceedings for that purpose have been instituted or threatened or are contemplated.

(d)	The Shares have been duly authorized and, when issued and sold as contemplated by the Prospectus and upon payment therefor as provided in the Prospectus and this Agreement, the Shares will be validly issued, fully paid and nonassessable and will conform to the description thereof contained in the Prospectus.

(e)	The Company was duly formed under the laws of the State of Maryland and is validly existing as a corporation in good standing under the laws of Maryland with full power and authority to own its properties and conduct its business as described in the Prospectus.

(f)	The Company intends to use the funds received from the sale of the Shares as set forth in the Prospectus.

(g)	The Company has full legal right, power and authority to enter into this Agreement and to perform the transactions contemplated hereby, except to the extent that the enforceability of the indemnity provisions contained in Section 8 of this Agreement may be limited under applicable securities laws and to the extent that the enforceability of this Agreement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws that affect creditors’ rights generally or by equitable principles relating to the availability of remedies.

(h)	The execution and delivery of this Agreement, the consummation of the transactions contemplated herein and compliance with the terms of this Agreement by the Company

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will not conflict with or constitute a default or violation under any charter, bylaw, contract, indenture, mortgage, deed of trust, lease, rule, regulation, writ, injunction or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Company, except to the extent that the enforceability of the indemnity provisions contained in Section 8 of this Agreement may be limited under applicable securities law and to the extent that the enforceability of this Agreement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws that affect creditors’ rights generally or by equitable principles relating to the availability of remedies.

(i)	No consent, approval, authorization or other order of any governmental authority is required in connection with the execution or delivery by the Company of this Agreement or the issuance and sale by the Company of the Shares, except as may be required under the Securities Act and the Rules and Regulations thereunder, by the Financial Industry Regulatory Authority (“FINRA”) or under applicable state securities laws.

3.	Grant of Authority to the Dealer Manager.

(a)	Based on the representations and warranties contained in this Agreement, and subject to the terms and conditions set forth in this Agreement, the Company appoints you as the Dealer Manager and principal distributor for the Company during the Offering Period (as defined in Section 3(b)) to find, on a “best efforts” basis, purchasers for the Shares for cash through the distribution channels contemplated herein and in the Prospectus, including the sale of Shares for cash directly to clients and customers identified by the Company on the terms and conditions stated herein and in the Prospectus.

(b)	The “Offering Period” shall mean that period during which Shares may be offered for sale, commencing on the Effective Date of the Registration Statement (but in no event prior to the Effective Date of the Registration Statement), during which period offers and sales of the Shares shall occur continuously in the jurisdictions in which the Shares are registered or qualified or exempt from registration (as confirmed in writing by the Company to the Dealer Manager) unless and until the Offering is terminated, provided that the Dealer Manager and the Dealers will suspend or terminate offering Shares upon request of the Company at any time and will resume offering Shares upon subsequent request of the Company. The Offering Period shall in all events terminate upon the sale of all of the Shares. Upon termination of the Offering Period, the Dealer Manager’s appointment and this Agreement shall terminate without obligation on the part of the Dealer Manager or the Company except as set forth in this Agreement.

(c)	You agree to use your best efforts to effect sales of the Shares on the terms and conditions described herein and in the Prospectus and to form and manage a selling group composed of soliciting broker/dealers (the “Dealers”), each of which shall be a member of FINRA, and shall enter into a “Selected Dealer Agreement” in substantially the form attached to this Agreement as Exhibit A. The Company shall have the right to approve any material modifications or addendums to the form of the Selected Dealer Agreement.

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4.	Compensation and Fees.

(a)	Except as may be provided in the “Plan of Distribution” section of the Prospectus, which may be amended and supplemented from time to time, as Dealer Manager you shall receive the following compensation from the Company, based on each Share sold by you or the Dealers to investors in the Company whose subscriptions for Shares are accepted by the Company:

	Selling Commissions
Distribution Channel	Primary Offering Shares		DRP Shares
Sales through a Dealer earning transaction-based compensation	7.0	%*	0.0	%*
Sales through all other distribution channels as described in the Prospectus	0.0%		0.0%

*	Except as set forth herein or in the “Plan of Distribution” section of the Prospectus (as amended and supplemented), the Dealer Manager will reallow all of its selling commissions attributable to a Dealer.

	Dealer Manager Fee
Distribution Channel	Primary Offering Shares		DRP Shares
Sales through a Dealer earning transaction-based compensation	3.0	%*	0.0%
Sales through all other distribution channels as described in the Prospectus	3.0	%*	0.0%

*	Upon the terms set forth herein or in the Prospectus (as amended and supplemented), the Dealer Manager may agree to reallow to any Dealer a portion of its dealer manager fee pursuant to a Selected Dealer Agreement and a marketing fee agreement.

(b)	Upon the terms set forth in the Prospectus, reduced selling commissions and dealer manager fees will be paid to the Dealer Manager and reduced per share selling prices shall be recovered on large transactions in accordance with the following table, which may be amended and supplemented by the Prospectus:

Dollar Volume Shares Purchased	Sales Commissions (Based on $10.00 Price Per Share)	Dealer Manager Fee (Based on $10.00 Price Per Share)	Price Per Share to Investor
$ 0 to $ 999,999	7.0%	3.0%	$10.00
$ 1,000,000 to $1,999,999	6.0%	3.0%	$9.90
$ 2,000,000 to $2,999,999	5.0%	3.0%	$9.80
$ 3,000,000 to $3,999,999	4.0%	2.5%	$9.65
$ 4,000,000 to $9,999,999	3.0%	2.0%	$9.50
$10,000,000 and above	2.0%	2.0%	$9.40

The reduced selling price, selling commission and dealer manager fee will apply to the entire purchase. All commission rates and dealer manager fees are calculated assuming a price per share of $10.00. For example, a purchase of 250,000 shares in a single transaction would result in a purchase price of $2,450,000 ($9.80 per share), selling commissions of $125,000 and dealer manager fees of $75,000.

(c)

As described in the Prospectus, the Dealer Manager agrees to sell up to 5% of the Shares in the primary offering to persons identified by the Company pursuant to the Company’s “friends and family” program. The officers, directors and affiliates of the Company and investors designated by the Company as buying under the “friends and family” program may subscribe to Shares for a subscription price of $9.00, reflecting that selling commissions in the amount of $0.70 per share and the dealer manager fee in the amount of

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$0.30 per share will not be payable to you in connection with these purchases. The Dealer Manager agrees to work together with the Company to implement this program and to execute sales under the program according to the procedures agreed upon by the Dealer Manager and the Company.

(d)	In addition, as described in the Prospectus, the Dealer Manager may sell shares to Dealers, their retirement plans, their representatives and the family members, IRAs and the qualified plans of their representatives at a purchase price of $9.30 per share, reflecting that selling commissions in the amount of $0.70 per share will not be payable in consideration of the services rendered by such Dealers and representatives in the Offering. For purposes of this discount, a family member includes such person’s spouse, parent, child, sibling, mother- or father-in-law, son- or daughter-in law or brother- or sister-in-law.

(e)	The Company will also reimburse the Dealer Manager for all items of underwriter compensation referenced in the Prospectus, if any, to the extent the Prospectus indicates that they will be paid by the Company, provided that the Company’s reimbursement payments shall not cause (i) total underwriting compensation to exceed 10% of gross proceeds from the Offering (excluding proceeds from the offering of Shares pursuant to the DRP), or (ii) total organization and offering expenses to exceed 15% of gross proceeds from the Offering. In accordance with FINRA Conduct Rule 2310, the Company shall also pay directly or reimburse the Dealer Manager for bona fide invoiced due diligence expenses of the Dealers and non-participating broker dealers, subject to the cap on organization and offering expenses described above.

(f)	Notwithstanding the foregoing, no commissions, payments or amounts whatsoever will be paid to the Dealer Manager under this Section 4 unless or until the Company raises $2 million in the Offering from persons not affiliated with the Company or its advisor (the “Minimum Offering”). Until the Minimum Offering is reached, investments will be held in escrow. Until the Company raises $25 million in the Offering from persons not affiliated with the Company or its advisor (the “Pennsylvania Minimum”), investments from Pennsylvania investors will be held in a separate escrow and no commissions, payments or amounts whatsoever will be paid thereon to the Dealer Manager under this Section 4 unless and until the Pennsylvania Minimum has been reached, and then only with respect to such investments from Pennsylvania investors as are released to the Company from such escrow. Until the Company raises $2.5 million in the Offering from persons not affiliated with the Company or its advisor (the “New York Minimum”), investments from New York investors will be held in a separate escrow and no commissions, payments or amounts whatsoever will be paid thereon to the Dealer Manager under this Section 4 unless and until the New York Minimum has been reached, and then only with respect to such investments from New York investors as are released to the Company from such escrow. If the Minimum Offering is not reached within the time period specified in the Prospectus, investments will be returned to the investors in accordance with the Prospectus. If the Pennsylvania Minimum is not obtained within the time period specified in the Prospectus, the investments from Pennsylvania investors will be returned or held for subsequent escrow periods in accordance with the Prospectus. If the New York Minimum is not reached within the time period specified in the Prospectus, the investments from New York investors will be returned to New York investors in accordance with the Prospectus.

(g)	The Company will not be liable or responsible to any Dealer for direct payment of commissions to such Dealer; it is the sole and exclusive responsibility of the Dealer Manager for payment of commissions to Dealers. Notwithstanding the above, at its discretion, the Company may act as agent of the Dealer Manager by making direct payment of commissions to such Dealers without incurring any liability therefor.

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5.	Covenants of the Company. The Company covenants and agrees with the Dealer Manager that:

(a)	It will, at no expense to the Dealer Manager, furnish the Dealer Manager with such number of printed copies of the Registration Statement, including all amendments and exhibits thereto, as the Dealer Manager may reasonably request. It will similarly furnish to the Dealer Manager and others designated by the Dealer Manager as many copies as the Dealer Manager may reasonably request in connection with the offering of the Shares of: (a) the Prospectus, including any amendments and supplements thereto and (b) this Agreement.

(b)	The Company will prepare and file with the appropriate regulatory authorities, on behalf of and at no expense to the Dealer Manager, the printed sales literature or other materials authorized by the Company to be used in the Offering (“Authorized Sales Materials”). In addition, the Company will furnish the Dealer Manager and others designated by the Dealer Manager, at no expense to the Dealer Manager, with such number of printed copies of Authorized Sales Materials as the Dealer Manager may reasonably request.

(c)	The Company will furnish such information and execute and file such documents as may be necessary for it to qualify the Shares for offer and sale under the securities laws of such jurisdictions as the Dealer Manager may reasonably designate and will file and make in each year such statements and reports as may be required. The Company will furnish to the Dealer Manager upon request a copy of such papers filed by the Company in connection with any such qualification.

(d)	The Company will: (a) file every amendment or supplement to the Registration Statement or the Prospectus that may be required by the SEC or any state securities administration and (b) if at any time the SEC shall issue any stop order suspending the effectiveness of the Registration Statement or any state securities administration shall issue any order or take other action to suspend or enjoin the sale of the Shares, it will promptly notify the Dealer Manager.

(e)	If at any time when a Prospectus is required to be delivered under the Securities Act and the Rules and Regulations thereunder any event occurs as a result of which, in the opinion of either the Company or the Dealer Manager, the Prospectus would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in view of the circumstances under which they were made, not misleading, the Company will promptly notify the Dealer Manager thereof (unless the information shall have been received from the Dealer Manager) and will prepare an amendment or supplement to the Prospectus that will correct such statement or omission.

(f)	It will comply with all requirements imposed upon it by the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), by the rules and regulations of the SEC promulgated thereunder and by all securities laws and regulations of those states in which an exemption has been obtained or qualification of the Shares has been effected, to permit the continuance of offers and sales of the Shares in accordance with the provisions hereof and of the Prospectus.

(g)	The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (a) the preparation, filing and printing of the Registration

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Statement as originally filed and of each amendment thereto, (b) the preparation, printing and delivery to the Dealer Manager of this Agreement, the Selected Dealer Agreement and such other documents as may be required in connection with the offer, sale, issuance and delivery of the Shares, (c) the fees and disbursements of the Company’s counsel, accountants and other advisors, (d) the fees and expenses related to the review of the terms and fairness of the Offering by FINRA, (e) the fees and expenses related to the registration and qualification of the Shares under federal and state securities laws, including the fees and disbursements of counsel in connection with the preparation of any Blue Sky survey and any supplement thereto, (f) the printing and delivery to the Dealer Manager of copies of any Preliminary Prospectus and the Prospectus, including any amendments and supplements thereto, (g) the fees and expenses of any registrar or transfer agent in connection with the Shares and (h) the costs and expenses of the Company relating to the preparation and printing of any Authorized Sales Materials and Company-approved investor presentations undertaken in connection with the marketing of the Shares, including, without limitation, expenses associated with the production of slides and graphics, fees and expenses of any consultants engaged in connection with presentations with the prior approval of the Company and travel and lodging expenses of the representatives of the Company and any such consultants.

6.	Representations and Warranties of the Dealer Manager. You, as the Dealer Manager, represent and warrant to the Company that:

(a)	The Dealer Manager is a member in good standing of FINRA and a broker-dealer registered as such under the Exchange Act. The Dealer Manager and its employees and representatives have all required licenses and registrations to act under this Agreement.

(b)	The Dealer Manager represents and warrants to the Company and each person that signs the Registration Statement that the information under the caption “Plan of Distribution” in the Prospectus, as amended and supplemented, and all other information furnished and to be furnished to the Company by the Dealer Manager in writing expressly for use in the Registration Statement, any Preliminary Prospectus or the Prospectus, does not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

7.	Covenants of the Dealer Manager. The Dealer Manager covenants and agrees with the Company that:

(a)

In connection with the Dealer Manager’s participation in the offer and sale of Shares (including, without limitation, any resales and transfers of Shares), the Dealer Manager will comply, and in its agreements with Dealers will require that the Dealers comply, with all requirements and obligations imposed upon any of them by (a) the Securities Act, the Exchange Act and the rules and regulations of the SEC promulgated under both such acts, including the obligation to deliver a copy of the Prospectus as amended or supplemented; (b) all applicable state securities laws and regulations as from time to time in effect; (c) the applicable rules of FINRA, including, but not in any way limited to, Rules 2440, 2730, 2740 and 2750 of the NASD Conduct Rules and FINRA Rule 2310; (d) all applicable rules and regulations relating to the suitability of the investors, including, without limitation, the provisions of Articles III.C and III.E of the Statement of Policy regarding Real Estate Investment Trusts of the North American Securities Administrators Association, Inc. (“NASAA Guidelines”); (e) any other state and federal laws and regulations applicable to the Offering, the sale of Shares or the activities of the Dealer Manager pursuant to this

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Agreement, including without limitation the privacy standards and requirements of state and federal laws, including the Gramm-Leach-Bliley Act of 1999, and the laws governing money laundering abatement and anti-terrorist financing efforts, including the applicable rules of the SEC and FINRA, the Bank Secrecy Act, as amended, the USA Patriot Act of 2001 and regulations administered by the Office of Foreign Asset Control at the Department of the Treasury; and (f) this Agreement and the Prospectus as amended and supplemented.

(b)	The Dealer Manager will not offer the Shares, and in its agreements with Dealers will require that the Dealers not offer Shares, in any jurisdiction unless and until (a) the Dealer Manager has been advised by the Company in writing that the Shares are either registered in accordance with, or exempt from, the securities laws of such jurisdiction and (b) the Dealer Manager and any Dealer offering Shares in such jurisdiction have all required licenses and registrations to offer Shares in that jurisdiction.

(c)	The Dealer Manager will make, and in its agreements with Dealers will require that Dealers make, no representations concerning the Offering except as set forth in the Prospectus as amended and supplemented and in the Authorized Sales Materials.

(d)	The Dealer Manager will offer Shares, and in its agreements with Dealers will require that the Dealers offer Shares, only to persons who meet the financial qualification and suitability standards set forth in the Prospectus as amended and supplemented or in any suitability letter or memorandum sent to the Dealer Manager by the Company. The Dealer Manager further agrees that the Company, in its sole and absolute discretion, may accept or reject any subscription, in whole or in part, for any reason whatsoever and no commission will be paid to the Dealer Manager with respect to the portion of any subscription that is rejected.

The Dealer Manager shall maintain, or in its agreements with Dealers shall require the Dealers to maintain, for at least six (6) years, a record of the information obtained to determine that an investor meets the financial qualification and suitability standards imposed on the offer and sale of the Shares (both at the time of the initial subscription and at the time of any additional subscriptions).

In making these determinations as to financial qualification and suitability, the Dealer Manager may rely on representations from (i) investment advisers who are not affiliated with a Dealer or (ii) banks acting as trustees or fiduciaries. With respect to the Dealer Manager’s obligation to maintain records of an investor’s financial qualification and suitability, the Company agrees that the Dealer Manager can satisfy its obligations by contractually requiring such information to be maintained by the investment advisers or banks discussed in the preceding sentence.

(e)

Except for Authorized Sales Materials, the Company has not authorized the use of any supplemental literature or sales material in connection with the Offering and the Dealer Manager agrees not to use any such material that has not been authorized by the Company. The Dealer Manager further agrees (a) not to deliver any Authorized Sales Materials to any person unless it is accompanied or preceded by the Prospectus as amended and supplemented, (b) not to show or give to any investor or prospective investor or reproduce any material or writing that is supplied to it by the Company and marked “broker-dealer use only” or otherwise bearing a legend denoting that it is not to be used in connection with the sale of Shares to members of the public and (c) not to show or give to any investor

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or prospective investor in a particular jurisdiction any material or writing that is supplied to it by the Company if such material bears a legend denoting that it is not to be used in connection with the sale of Shares to members of the public in such jurisdiction.

(f)	The Dealer Manager agrees to be bound by the terms of the Escrow Agreement dated , 2010, among TD Bank, N.A., as escrow agent, the Dealer Manager and the Company, a copy of which is attached hereto as Exhibit B and the Dealer Manager further agrees that it will not represent or imply that TD Bank, N.A., as the escrow agent identified in the Prospectus, has investigated the desirability or advisability of an investment in the Company or has approved, endorsed or passed upon the merits of the Shares or of the Company, nor will the Dealer Manager use the name of said escrow agent in any manner whatsoever in connection with the offer or sale of the Shares other than by acknowledgment that it has agreed to serve as escrow agent.

(g)	The Dealer Manager will provide the Company with such information relating to the offer and sale of the Shares by it as the Company may from time to time reasonably request or as may be requested to enable the Company to prepare such reports of sale as may be required to be filed under applicable federal or state securities laws.

(h)	The Dealer Manager will permit a Dealer to participate in the Offering only if such Dealer is a member of FINRA.

(i)	The Dealer Manager will pay all expenses incident to the performance of your obligations under this Agreement, including the formation and management of the selling group and the fees and expenses of your own counsel and accountants, even if the Offering is not successfully completed.

8.	Indemnification.

(a)	To the extent permitted by the Company’s charter and the provisions of Article II.G of the NASAA Guidelines, and subject to the limitations below, the Company will indemnify and hold harmless the Dealers and the Dealer Manager, their officers and directors and each person, if any, who controls such Dealer or Dealer Manager within the meaning of Section 15 of the Securities Act (the “Indemnified Persons”) from and against any losses, claims, damages or liabilities (“Losses”), joint or several, to which such Indemnified Persons may become subject, under the Securities Act, the Exchange Act or otherwise, insofar as such Losses (or actions in respect thereof) arise out of or are based upon (a) any untrue statement or alleged untrue statement of a material fact contained (i) in the Registration Statement, the Prospectus, any Preliminary Prospectus used prior to the effective date of the Registration Statement or any post-effective amendment or supplement to any of them or (ii) in any blue sky application or other document executed by the Company or on its behalf specifically for the purpose of qualifying any or all of the Shares for sale under the securities laws of any jurisdiction or based upon written information furnished by the Company under the securities laws thereof (any such application, document or information being hereinafter called a “Blue Sky Application”) or (iii) in any Authorized Sales Materials, or (b) the omission or alleged omission to state in the Registration Statement, the Prospectus, any Preliminary Prospectus used prior to the effective date of the Registration Statement or any post-effective amendment or supplement to any of them or in any Blue Sky Application or Authorized Sales Materials a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company will reimburse each Indemnified Person for any legal or other expenses reasonably incurred by such Indemnified Person in connection with investigating or defending such Loss.

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Notwithstanding the foregoing provisions of this Section 8(a), the Company will not be liable in any such case to the extent that any such Loss or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished (x) to the Company by the Dealer Manager or (y) to the Company or the Dealer Manager by or on behalf of any Dealer specifically for use in the Registration Statement, the Prospectus, any Preliminary Prospectus used prior to the effective date of the Registration Statement or any post-effective amendment or supplement to any of them, any Blue Sky Application or any Authorized Sales Materials, and, further, the Company will not be liable in any such case if it is determined that such Dealer or the Dealer Manager was at fault in connection with the Loss, expense or action.

The foregoing indemnity agreement of this Section 8(a) is subject to the further condition that, insofar as it relates to any untrue statement, alleged untrue statement, omission or alleged omission made in the Prospectus (or amendment or supplement thereto) that was eliminated or remedied in any subsequent amendment or supplement thereto, such indemnity agreement shall not inure to the benefit of an Indemnified Party from whom the person asserting any Losses purchased the Shares that are the subject thereof, if a copy of the Prospectus as so amended or supplemented was not sent or given to such person at or prior to the time the subscription of such person was accepted by the Company, but only if a copy of the Prospectus as so amended or supplemented had been supplied to the Dealer Manager or the Dealer prior to such acceptance.

(b)

The Dealer Manager will indemnify and hold harmless the Company, its officers and directors (including any person named in the Registration Statement, with his consent, who is about to become a director), each other person who has signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act (the “Company Indemnified Persons”), from and against any Losses to which any of the Company Indemnified Persons may become subject, under the Securities Act, the Exchange Act or otherwise, insofar as such Losses (or actions in respect thereof) arise out of or are based upon (a) any untrue statement or alleged untrue statement of a material fact contained (i) in the Registration Statement, the Prospectus, any Preliminary Prospectus used prior to the effective date of the Registration Statement or any post-effective amendment or supplement to any of them or in any Blue Sky Application or Authorized Sales Materials; or (b) the omission or alleged omission to state in the Registration Statement, the Prospectus, any Preliminary Prospectus used prior to the effective date of the Registration Statement or any post-effective amendment or supplement to any of them or in any Blue Sky Application or Authorized Sales Materials a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that clauses (a) and (b) apply, to the extent, but only to the extent, that such untrue statement or omission was made in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Dealer Manager specifically for use with reference to the Dealer Manager in the preparation of the Registration Statement, the Prospectus, any Preliminary Prospectus used prior to the effective date of the Registration Statement or any post-effective amendment or supplement to any of them or in preparation of any Blue Sky Application or Authorized Sales Materials; or (c) any use of sales literature not authorized or approved by the Company or any use of “broker-dealer use only” materials with members of the public by

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the Dealer Manager in the offer and sale of the Shares or any use of sales literature in a particular jurisdiction if such material bears a legend denoting that it is not to be used in connection with the sale of Shares to members of the public in such jurisdiction; or (d) any untrue statement made by the Dealer Manager or its representatives or agents or omission to state a fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading in connection with the offer and sale of the Shares; or (e) any material violation of this Agreement; or (f) any failure to comply with applicable laws governing privacy issues, money laundering abatement and anti-terrorist financing efforts, including applicable rules of the SEC, FINRA and the USA PATRIOT Act of 2001; or (g) any other failure to comply with applicable rules of FINRA or federal or state securities laws and the rules and regulations promulgated thereunder. The Dealer Manager will reimburse the aforesaid parties for any legal or other expenses reasonably incurred by them in connection with investigating or defending such Loss, expense or action. This indemnity agreement will be in addition to any liability that the Dealer Manager may otherwise have.

(c)

Each Dealer severally will indemnify and hold harmless the Company, the Dealer Manager, each of their officers and directors (including any person named in the Registration Statement, with his consent, who is about to become a director), each other person who has signed the Registration Statement and each person, if any, who controls the Company or the Dealer Manager within the meaning of Section 15 of the Securities Act (the “Dealer Indemnified Persons”) from and against any Losses to which a Dealer Indemnified Person may become subject, under the Securities Act, the Exchange Act or otherwise, insofar as such Losses (or actions in respect thereof) arise out of or are based upon (a) any untrue statement or alleged untrue statement of a material fact contained (i) in the Registration Statement, the Prospectus, any Preliminary Prospectus used prior to the effective date of the Registration Statement or any post-effective amendment or supplement to any of them or in any Blue Sky Application or Authorized Sales Materials; or (b) the omission or alleged omission to state in the Registration Statement, the Prospectus, any Preliminary Prospectus used prior to the effective date of the Registration Statement or any post-effective amendment or supplement to any of them or in any Blue Sky Application or Authorized Sales Materials a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that clauses (a) and (b) apply, to the extent, but only to the extent, that such untrue statement or omission was made in reliance upon and in conformity with written information furnished to the Company or the Dealer Manager by or on behalf of the Dealer specifically for use with reference to the Dealer in the preparation of the Registration Statement, the Prospectus, any Preliminary Prospectus used prior to the effective date of the Registration Statement or any post-effective amendment or supplement to any of them or in preparation of any Blue Sky Application or Authorized Sales Materials; or (c) any use of sales literature not authorized or approved by the Company or any use of “broker-dealer use only” materials with members of the public by the Dealer in the offer and sale of the Shares or any use of sales literature in a particular jurisdiction if such material bears a legend denoting that it is not to be used in connection with the sale of Shares to members of the public in such jurisdiction; or (d) any untrue statement made by the Dealer or its representatives or agents or omission to state a fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading in connection with the offer and sale of the Shares; or (e) any material violation of this Agreement or the Selected Dealer Agreement entered into between the Dealer Manager and the Dealer; or (f) any failure to comply with applicable laws governing privacy issues, money laundering abatement and anti-terrorist financing efforts, including applicable rules of the SEC, FINRA and the USA PATRIOT

Chadwick Securities, Inc.	11
Dealer Manager Agreement

Act of 2001; or (g) any other failure to comply with applicable rules of FINRA or federal or state securities laws and the rules and regulations promulgated thereunder. Each such Dealer will reimburse each Dealer Indemnified Person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such Loss, expense or action. This indemnity agreement will be in addition to any liability that such Dealer may otherwise have.

(d)	Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 8, notify in writing the indemnifying party of the commencement thereof. The failure of an indemnified party to so notify the indemnifying party will relieve the indemnifying party from any liability under this Section 8 as to the particular item for which indemnification is then being sought, but not from any other liability that it may have to any indemnified party. In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled, to the extent it may wish, jointly with any other indemnifying party similarly notified, to participate in the defense thereof, with separate counsel. Such participation shall not relieve such indemnifying party of the obligation to reimburse the indemnified party for reasonable legal and other expenses (subject to Section 8(e)) incurred by such indemnified party in defending itself, except for such expenses incurred after the indemnifying party has deposited funds sufficient to effect the settlement, with prejudice, of the claim in respect of which indemnity is sought. Any such indemnifying party shall not be liable to any such indemnified party on account of any settlement of any claim or action effected without the consent of such indemnifying party. Any indemnified party shall not be bound to perform or refrain from performing any act pursuant to the terms of any settlement of any claim or action effected without the consent of such indemnified party.

(e)	The indemnifying party shall pay all legal fees and expenses of the indemnified party in the defense of such claims or actions; provided, however, that the indemnifying party shall not be obliged to pay legal expenses and fees to more than one law firm in connection with the defense of similar claims arising out of the same alleged acts or omissions giving rise to such claims notwithstanding that such actions or claims are alleged or brought by one or more parties against more than one indemnified party. If such claims or actions are alleged or brought against more than one indemnified party, then the indemnifying party shall only be obliged to reimburse the expenses and fees of the one law firm that has been selected by a majority of the indemnified parties against which such action is finally brought; and in the event a majority of such indemnified parties are unable to agree on which law firm for which expenses or fees will be reimbursable by the indemnifying party, then payment shall be made to the first law firm of record representing an indemnified party against the action or claim. Such law firm shall be paid only to the extent of services performed by such law firm and no reimbursement shall be payable to such law firm on account of legal services performed by another law firm.

9.	Representations and Agreements to Survive Delivery.

(a)	The respective agreements, representations and warranties of the Company and the Dealer Manager set forth in this Agreement shall remain operative and in full force and effect regardless of (a) any investigation made by or on behalf of the Dealer Manager or any Dealer or any person controlling the Dealer Manager or any Dealer or by or on behalf of the Company or any person controlling the Company and (b) the acceptance of any payment for the Shares.

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Dealer Manager Agreement

(b)	The respective agreements and obligations of the Company and the Dealer Manager set forth in Sections 4, 5(g), 7(a), 7(d), 7(f), 7(g), 8 through 10, 14, 18, and 22 shall remain operative and in full force and effect regardless of (a) any investigation made by or on behalf of the Dealer Manager or any Dealer or any person controlling the Dealer Manager or any Dealer or by or on behalf of the Company or any person controlling the Company, (b) the acceptance of any payment for the Shares and (c) the termination of this Agreement.

10.	Termination.

(a)	Any party to this Agreement shall have the right to terminate this Agreement on 60 days’ written notice or immediately upon notice to the other party in the event that such other party shall have failed to comply with any material provision hereof. If not sooner terminated, the Dealer Manager’s agency and this Agreement shall terminate upon termination of the Offering Period without obligation on the part of the Dealer Manager or the Company, except as set forth in this Agreement. Upon termination of this Agreement, (a) the Company shall pay to the Dealer Manager all accrued amounts payable under Section 4 hereof at such time as such amounts become payable and (b) the Dealer Manager shall promptly deliver to the Company all records and documents in its possession that relate to the Offering and that are not designated as “dealer” copies.

11.	Notices.

(a)	All notices or communications under this Agreement, except as otherwise specifically provided, shall be in writing.

(b)

Any notice or communication sent by the Company to you shall be mailed, delivered, or sent by facsimile, e-mail or telegraph, and confirmed to you at 1845 Walnut Street, 10th Floor, Philadelphia, Pennsylvania 19103.

(c)	Any notice or communication sent by you to the Company shall be mailed, delivered, or sent by facsimile, e-mail or telegraph, and confirmed at One Crescent Drive, Suite 203, Navy Yard Corporate Center, Philadelphia, Pennsylvania 19112.

12.	Format of Checks/Escrow Agent. Pending receipt and acceptance by the Company of the minimum Offering Proceeds of $2,000,000 as described in Section 4(g) of this Agreement:

(a)	The Company and you and the Dealers, including customer carrying broker/dealers, agree that all subscribers shall be instructed to make their checks or wire transfers payable solely to the Escrow Agent as agent for the Company as follows “TD Bank, N.A., as Escrow Agent for Resource Real Estate Opportunity REIT, Inc.” Further, until the Pennsylvania Minimum and New York Minimum, respectively, has been achieved, all Pennsylvania and New York subscribers, respectively, shall be instructed to make their checks or wire transfers payable solely to the Escrow Agent as agent for the Company as follows: “TD Bank, N.A., as Escrow Agent for Resource Real Estate Opportunity REIT, Inc.”

(b)	You agree and shall require the Dealers to agree to comply with Rule 15c2-4 adopted under the Exchange Act. In addition, for identification purposes, wire transfers should reference the subscriber’s name and the account number of the escrow account for the Company.

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Dealer Manager Agreement

(c)	If you receive a check not conforming to the foregoing instructions, then you shall return the check to the Dealer not later than noon of the next business day following its receipt by you. The Dealer shall then return the check directly to the subscriber not later than noon of the next business day following its receipt from you. Checks received by you or a Dealer which conform to the foregoing instructions shall be transmitted by you under Section 13 “Transmittal Procedures,” below.

13.	Transmittal Procedures. You and each Dealer shall transmit received investor funds in accordance with the following procedures. For purposes of the following, the term “Dealer” shall also include you as Dealer Manager when you procure subscriptions from investors. For purposes of the following, the Minimum Offering shall have been achieved upon receipt by the Dealer Manager of notice from the Company that the Company’s minimum Offering Proceeds of $2,000,000 have been received and accepted by the Company.

(a)	Where, pursuant to a Dealer’s internal supervisory procedures, internal supervisory review is conducted at the same location at which subscription documents and checks are received from subscribers, checks and subscription documents will be transmitted by the end of the next business day following receipt by the Dealer for deposit to the escrow agent for the Company or, after the Minimum Offering has been achieved, to the Company, except for investments from Pennsylvania and New York investors. The Dealer will transmit checks and subscription documents from Pennsylvania investors for deposit to the escrow agent for the Company or, after the Pennsylvania Minimum has been achieved, to the Company, by the end of the next business day following receipt by the Dealer. The Dealer will transmit checks and subscription documents from New York investors for deposit to the escrow agent for the Company or, after the New York Minimum has been achieved, to the Company, by the end of the next business day following receipt by the Dealer.

(b)	Where, pursuant to a Dealer’s internal supervisory procedures, final internal supervisory review is conducted at a different location, checks and original subscription documents will be transmitted by the end of the next business day following receipt by the Dealer to the office of the Dealer conducting such final internal supervisory review (the “Final Review Office”). The Final Review Office will in turn by the end of the next business day following receipt by the Final Review Office, transmit such checks and subscription documents for deposit to the escrow agent for the Company or, after the Minimum Offering has been achieved, to the Company, except for investments from Pennsylvania and New York investors. The Final Review Office will transmit checks and subscription documents from Pennsylvania investors for deposit to the escrow agent for the Company or, after the Pennsylvania Minimum has been achieved, to the Company, by the end of the next business day following receipt by the Final Review Office. The Final Review Office will transmit checks and subscription documents from New York investors for deposit to the escrow agent for the Company or, after the New York Minimum has been achieved, to the Company, by the end of the next business day following receipt by the Final Review Office.

(c)

Notwithstanding the above, the Dealer Manager may authorize certain Dealers that are “$250,000 broker-dealers” to instruct their customers to make their checks for Shares subscribed for payable directly to the Dealer or authorize a debit from the customer’s account maintained with the Dealer for the amount of shares subscribed for by the

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Dealer Manager Agreement

customer. In such case, the Dealer will collect the proceeds of the subscribers’ checks and debits and wire funds to the escrow agent or, if instructed by the Dealer Manager, issue a check for the aggregate amount of the subscription proceeds made payable to the order of the escrow agent, or if instructed by the Dealer Manager, made payable to “Resource Real Estate Opportunity REIT, Inc.” The procedures for the transmittal of checks and wiring of funds of $250,000 broker-dealers will be set forth in the agreements between the $250,000 broker-dealer and the Dealer Manager.

14.	Parties; Assignment. This Agreement shall inure to the benefit of, and be binding on, you, the Company, and any respective successors and permitted assigns. This Agreement shall also inure to the benefit of the indemnified parties and their respective successors and permitted assigns to the extent set forth in Section 8 hereof. This Agreement is intended to be and is for the sole and exclusive benefit of the parties to this Agreement, including the Company, and their respective successors and permitted assigns, and the indemnified parties and their successors and permitted assigns, and for the benefit of no other person. No other person shall have any legal or equitable right, remedy or claim under or in respect of this Agreement. No purchaser of any of the Shares from you or a Dealer shall be construed a successor or assign merely by reason of the purchase. No party shall assign this Agreement or any right, interest or benefit under this Agreement without the prior written consent of the other party.

15.	Relationship. Nothing in this Agreement shall be construed or interpreted to constitute the Dealer Manager as an employee, agent or representative of, or in association with or in partnership with, the Company; instead, this Agreement shall only constitute the Dealer Manager as a dealer authorized by the Company to sell and to manage the sale by others of the Shares according to the terms set forth in the Registration Statement and the Prospectus as amended and supplemented and in this Agreement.

16.	Effective Date. This Agreement is made effective between the parties as of the date accepted by you as indicated by your signature to this Agreement.

17.	Entire Agreement, Waiver.

(a)	This Agreement constitutes the entire agreement between the Company and you, and shall not be amended or modified in any way except by subsequent agreement executed in writing by the Company and you. Neither party to this Agreement shall be liable or bound to the other party by any agreement except as specifically set forth in this Agreement.

(b)	The Company and you may waive, but only in writing, any term, condition, or requirement under this Agreement that is intended for its benefit. However, any written waiver of any term or condition of this Agreement shall not operate as a waiver of any other breach of that term or condition of this Agreement. Also, any failure to enforce any provision of this Agreement shall not operate as a waiver of that provision or any other provision of this Agreement.

18.	Complaints. The Company and you, as Dealer Manager, agree as follows:

(a)	to notify the other if either receives any written or otherwise documented complaint from an investor in connection with the offer or sale of Shares by you or a Dealer;

(b)	to cooperate with the other in resolving the complaint; and

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Dealer Manager Agreement

(c)	to cooperate in any regulatory examination of the other to the extent it involves this Agreement or the offer or sale of Shares by you or a Dealer.

19.	Privacy. The Company and you each acknowledge that certain information made available to the other under this Agreement may be deemed nonpublic personal information under the Gramm-Leach-Bliley Act, other federal or state privacy laws (as amended), and the rules and regulations promulgated thereunder, which are referred to collectively, as the “Privacy Laws.” The Company and you agree as follows:

(a)	not to disclose or use the information except as required to carry out each party’s respective duties under this Agreement or as otherwise permitted by law in the ordinary course of business;

(b)	to establish and maintain procedures reasonably designed to assure the security and privacy of all the information; and

(c)	to cooperate with the other and provide reasonable assistance in ensuring compliance with the Privacy Laws to the extent applicable to either or both the Company and you.

20.	Anti-Money Laundering Provision. You represent and warrant to the Company, and in your agreements with Dealers will require that the Dealers represent and warrant to the Company, that each of you have in place and will maintain suitable and adequate “know your customer” policies and procedures and that each of you shall comply with all applicable laws and regulations regarding anti-money laundering activity and shall provide such documentation to the Company on written request.

21.	Severability. In the event that any court of competent jurisdiction declares invalid any provision of this Agreement, such invalidity shall have no effect on the other provisions of this Agreement, which shall remain valid and binding and in full force and effect, and to that end the provisions of this Agreement shall be considered severable.

22.	Governance. This Agreement shall be governed by the laws of the Commonwealth of Pennsylvania; provided, however, that causes of action for violations of federal or state securities laws shall not be governed by this Section 22.

23.	Acceptance. Please confirm your agreement to the terms and conditions set forth above by signing and returning the enclosed duplicate copy of this Agreement to us at the address set forth above. This Agreement may be executed in any number of counterparts. Each counterpart, when executed and delivered, shall be an original contract, but all counterparts, when taken together, shall constitute one and the same agreement.

Very truly yours,

COMPANY

RESOURCE REAL ESTATE OPPORTUNITY REIT, INC.,
a Maryland corporation

, 2010	By:
Date	Shelle Weisbaum, Chief Legal Officer

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Dealer Manager Agreement

DEALER MANAGER

CHADWICK SECURITIES, INC.,
a Delaware corporation

, 2010	By:
Date	Darshan V. Patel, President

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Dealer Manager Agreement

FORM OF SELECTED DEALER AGREEMENT

WITH CHADWICK SECURITIES, INC.

TO:

RE:	RESOURCE REAL ESTATE OPPORTUNITY REIT, INC.

Ladies and Gentlemen:

Resource Real Estate Opportunity REIT, Inc. (the “Company”) is a corporation organized under Maryland law. Shares of common stock (the “Shares”) of the Company are being offered for sale as described in the Prospectus (as defined in the Dealer Manager Agreement).

Our firm, Chadwick Securities, Inc. (the “Dealer Manager”) has entered into a Dealer Manager Agreement with the Company for offers and sales of the Shares pursuant to the terms therein, the form of which is attached hereto as Exhibit A and incorporated in this Agreement by reference. Under the Dealer Manager Agreement, the Dealer Manager has agreed to form a group of FINRA member firms (the “Dealers”), which will obtain subscriptions for Shares on a “best efforts” basis as provided in the Prospectus. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Dealer Manager Agreement.

You are invited to become one of the Dealers on a non-exclusive basis. By your acceptance below you agree to act in that capacity and may offer the Shares to your customers in accordance with the terms and conditions of this Agreement.

1.	Dealer Manager Agreement.

By your acceptance of this Agreement, you will become one of the Dealers referred to in the Dealer Manager Agreement and will be entitled and subject to the provisions contained in such Dealer Manager Agreement related to the Dealers, including the representations and warranties of the Company contained in Section 2 of the Dealer Manager Agreement and the indemnification provisions contained in Section 8 of the Dealer Manager Agreement, including specifically the provisions of such Dealer Manager Agreement (Section 8(c)) wherein each Dealer severally agrees to indemnify and hold harmless the Company, the Dealer Manager and each of their officers and directors (including any person named in the Registration Statement, with his consent, who is about to become a director), each person who signed the Registration Statement and each person, if any, who controls the Company and the Dealer Manager within the meaning of Section 15 the Securities Act of 1933, as amended (the “Securities Act”). The indemnification agreements contained in Section 8 of the Dealer Manager Agreement shall survive the termination of this Agreement and the Dealer Manager Agreement.

2.	Submission of Orders.

Those persons who purchase Shares will be instructed by the Dealer to make their checks payable to “TD Bank, N.A., as Escrow Agent for Resource Real Estate Opportunity REIT, Inc.” or, after the Minimum Offering has been achieved, to the Company, except with respect to Pennsylvania and New York investors. Checks from Pennsylvania investors must be made payable to “TD Bank, N.A., as Escrow Agent for Resource Real Estate Opportunity REIT, Inc.” until the Pennsylvania Minimum has been achieved. Checks from New York investors must be made payable to “TD Bank, N.A., as Escrow Agent for Resource Real Estate Opportunity REIT, Inc.” until the New York Minimum has been achieved. The Dealer will return any check it receives not conforming to the foregoing instructions directly to such subscriber not later than noon of the next business day following its receipt. Checks received by the Dealer that conform to the foregoing instructions shall be transmitted for deposit pursuant to one of the following methods:

Where, pursuant to the Dealer’s internal supervisory procedures, internal supervisory review is conducted at the same location at which subscription documents and checks are received from subscribers, checks and subscription documents will be transmitted by the end of the next business day following receipt by the Dealer for deposit to an escrow agent for the Company or, after the Minimum Offering has been achieved, to the Company, except for investments from Pennsylvania and New York investors. The Dealer will transmit checks and subscription documents from Pennsylvania investors for deposit to the escrow agent for the Company or, after the Pennsylvania Minimum has been achieved, to the Company, by the end of the next business day following receipt by the Dealer. The Dealer will transmit checks and subscription documents from New York investors for deposit to the escrow agent for the Company or, after the New York Minimum has been achieved, to the Company, by the end of the next business day following receipt by the Dealer.

Where, pursuant to the Dealer’s internal supervisory procedures, final internal supervisory review is conducted at a different location, checks and subscription documents will be transmitted by the end of the next business day following receipt by the Dealer to the office of the Dealer conducting such final internal supervisory review (the “Final Review Office”). The Final Review Office will in turn by the end of the next business day following receipt by the Final Review Office transmit such checks and subscription documents for deposit to the escrow agent for the Company or, after the Minimum Offering has been achieved, to the Company, except for investments from Pennsylvania and New York investors. The Final Review Office will transmit checks and subscription documents from Pennsylvania investors for deposit to the escrow agent for the Company or, after the Pennsylvania Minimum has been achieved, to the Company, by the end of the next business day following receipt by the Final Review Office. The Final Review Office will transmit checks and subscription documents from New York investors for deposit to the escrow agent for the Company or, after the New York Minimum has been achieved, to the Company, by the end of the next business day following receipt by the Final Review Office.

3.	Pricing.

Except as otherwise provided in the “Plan of Distribution” section of the Prospectus (as amended and supplemented), the Shares are to be sold at a per Share cash price as follows:

Distribution Channel	Primary Offering Shares	DRP Shares
Sales through a Dealer earning transaction-based compensation	$10.00	$9.50
Sales through all other distribution channels as described in the Prospectus	$9.30	$9.50

2

Upon the terms set forth in the Prospectus, pursuant to the Company’s volume discount program, Shares shall be sold at reduced prices in accordance with the following table, which may be amended and supplemented by the Prospectus:

Dollar Volume Shares Purchased	Price Per Share to Investor
$ 0 to $ 999,999	$10.00
$ 1,000,000 to $1,999,999	$9.90
$ 2,000,000 to $2,999,999	$9.80
$ 3,000,000 to $3,999,999	$9.65
$ 4,000,000 to $9,999,999	$9.50
$10,000,000 and above	$9.40

The reduced selling price (and the applicable selling commission and dealer manager fee under the volume discount program) will apply to the entire purchase. For example, a purchase of 250,000 shares in a single transaction would result in a purchase price of $2,450,000 ($9.80 per share).

In addition, as described in the Prospectus, the Dealer Manager may sell shares to the Dealer, its retirement plans, its representatives and the family members, IRAs and the qualified plans of its representatives at a purchase price of $9.30 per share, reflecting that selling commissions in the amount of $0.70 per share will not be payable in consideration of the services rendered by the Dealer and its representatives in the Offering. For purposes of this discount, a family member includes such person’s spouse, parent, child, sibling, mother- or father-in-law, son- or daughter-in law or brother- or sister-in-law.

4.	Dealer’s Commissions.

Except for discounts described in or as otherwise provided in the “Plan of Distribution” section of the Prospectus (as amended and supplemented), the Dealer’s selling commission applicable to the public offering price of the Shares sold by the Dealer, which it is authorized to sell hereunder, is as follows:

	Selling Commissions
Distribution Channel	Primary Offering Shares	DRP
Sales through a Dealer earning transaction-based compensation	7.0%	0.0%
Sales through all other distribution channels as discussed in the Prospectus	0.0%	0.0%

The preceding commission (for the Dealer distribution channel) shall be adjusted for sales under the volume discount program in accordance with the following table, which may be amended and supplemented by the Prospectus:

Dollar Volume Shares Purchased	Sales Commissions (Based on $10.00 Price Per Share)	Dealer Manager Fee (Based on $10.00 Price Per Share)
$ 0 to $ 999,999	7.0%	3.0%
$ 1,000,000 to $1,999,999	6.0%	3.0%
$ 2,000,000 to $2,999,999	5.0%	3.0%
$ 3,000,000 to $3,999,999	4.0%	2.5%
$ 4,000,000 to $9,999,999	3.0%	2.0%
$10,000,000 and above	2.0%	2.0%

The reduced selling commission and dealer manager fee will apply to the entire purchase. All commission rates and dealer manager fees are calculated assuming a price per share of $10.00. For example, a purchase of 250,000 shares in a single transaction would result in selling commissions of $125,000 and dealer manager fees of $75,000.

3

All selling commissions shall be based on Shares sold by Dealer and accepted and confirmed by the Company, which commission will be paid by the Dealer Manager. For these purposes, a “sale of Shares” shall occur if and only if a transaction has closed with a subscriber for Shares pursuant to all applicable offering and subscription documents, payment for the Shares has been received in full in the manner provided in Section 2 hereof, the Company has accepted the subscription agreement of such subscriber and the Company has thereafter distributed the commission to the Dealer Manager in connection with such transaction. The Dealer affirms that the Dealer Manager’s liability for commissions payable is limited solely to the proceeds of commissions receivable from the Company and the Dealer hereby waives any and all rights to receive payment of commissions due until such time as the Dealer Manager is in receipt of the commission from the Company.

In addition, upon the terms set forth herein or in the Prospectus (as amended and supplemented), the Dealer Manager will reallow to Dealer a portion of its dealer manager fee equal to .75% (the “Marketing Fee”) upon the terms and conditions set forth in an Appendix hereto. For volume discount sales of $3,000,000 or more, the dealer manager fee is reduced as set forth above. The amount of the dealer manager fee reallowed to a Dealer in that instance will be negotiated on a transaction by transaction basis. The Dealer Manager or, in certain cases at the option of the Company, the Company, will pay or reimburse bona fide invoiced due diligence expenses of Dealer unless such payment would cause the aggregate of such reimbursements to Dealer and other broker-dealers, together with all other organization and offering expenses, to exceed 15% of the Company’s gross offering proceeds.

The parties hereby agree that the foregoing commission is not in excess of the usual and customary distributors’ or sellers’ commission received in the sale of securities similar to the Shares, that Dealer’s interest in the offering is limited to such commission from the Dealer Manager and Dealer’s indemnity referred to in Section 8 of the Dealer Manager Agreement and that the Company is not liable or responsible for the direct payment of such commission to the Dealer.

5.	Payment.

Payment of selling commissions or any reallowance of a portion of the dealer manager fee will be made by the Dealer Manager (or by the Company as provided in the Dealer Manager Agreement) to the Dealer within 30 days of the receipt by the Dealer Manager of the gross commission payments from the Company. Dealer acknowledges that, if the Company pays selling commissions to the Dealer Manager, the Company is relieved of any obligation for selling commissions to the Dealer. The Company may rely on and use the preceding acknowledgment as a defense against any claim by the Dealer for selling commissions the Company pays to Dealer Manager but that Dealer Manager fails to remit to the Dealer. Payments will be made via electronic transfer in accordance with the instructions that you provide on the last page of this Agreement.

6.	Right to Reject Orders or Cancel Sales.

All orders, whether initial or additional, are subject to acceptance by and shall only become effective upon confirmation by the Company. The Dealer agrees that the Company, in its sole and absolute discretion, may accept or reject any subscription, in whole or in part, for any reason whatsoever, and no commission will be paid to the Dealer with respect to the portion of any subscription that is rejected. Orders not accompanied by a subscription agreement with the executed signature page and the required check in payment for the Shares may be rejected. Issuance and delivery of the Shares will be made only after actual receipt of payment therefor. If any check is not paid upon presentment, or if the Company is not in actual receipt of clearinghouse funds or cash, certified or cashier’s check or the equivalent in payment for the Shares, the Company reserves the right to cancel the sale without notice. In the event an order is rejected, canceled or rescinded for any reason, the Dealer agrees to return to the Dealer Manager any commission theretofore paid with respect to such order within 30 days thereafter and, failing to do so, the Dealer Manager shall have the right to offset amounts owed against future commissions due and otherwise payable to the Dealer.

4

7.	Covenants of the Dealer.

Dealer covenants and agrees with the Dealer Manager and the Company that:

(a)	Dealer will use its best efforts to sell the Shares for cash on the terms and conditions set forth in this Agreement and the Prospectus as amended and supplemented.

(b)	In connection with the Dealer’s participation in the offer and sale of Shares (including, without limitation, all initial and additional subscriptions for Shares and any resales and transfers of Shares), the Dealer will comply with all requirements and obligations imposed upon it by (a) the Securities Act, the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the SEC promulgated under both such acts; (b) all applicable state securities laws and regulations as from time to time in effect; (c) the applicable rules of FINRA, including, but not in any way limited to, Rule 2730, Rule 2740, Rule 2420, Rule 2440, and Rule 2750 of the NASD Conduct Rules and FINRA Rule 2310; (d) all applicable rules and regulations relating to the suitability of investors, including, without limitation, the provisions of Articles III.C. and III.E of the Statement of Policy regarding Real Estate Investment Trusts of the North American Securities Administrators Association, Inc. (the “NASAA Guidelines”); (e) any other state and federal laws and regulations applicable to the Offering, the sale of Shares or the activities of the Dealer pursuant to this Agreement, including without limitation the privacy standards and requirements of state and federal laws, including the Gramm-Leach-Bliley Act of 1999, and the laws governing money laundering abatement and anti-terrorist financing efforts, including the applicable rules of the SEC and FINRA, the Bank Secrecy Act, as amended, the USA Patriot Act of 2001, and regulations administered by the Office of Foreign Asset Control at the Department of the Treasury; and (f) this Agreement and the Prospectus as amended and supplemented.

(c)	The Dealer will not offer Shares in any jurisdiction unless and until (a) the Dealer has been advised in writing by the Company or the Dealer Manager that the Shares are either registered in accordance with, or exempt from, the securities laws of such jurisdiction and (b) the Dealer has all required licenses and registrations to offer shares in that jurisdiction.

(d)	The Dealer will offer Shares (both at the time of an initial subscription and at the time of any additional subscription) only to persons who meet the financial qualifications and suitability standards set forth in the Prospectus as amended or supplemented or in any suitability letter or memorandum sent to the Dealer by the Company or the Dealer Manager. Nothing contained in this section shall be construed to relieve the Dealer of the Dealer’s suitability obligations under Rule 2310 of the NASD Conduct Rules or FINRA Rule 2310. Dealer shall not purchase any Shares for a discretionary account without obtaining the prior written approval of Dealer’s customer and his or her signature on a subscription agreement.

(e)	The Dealer agrees to comply with the record-keeping requirements imposed by (a) federal and state securities laws and the rules and regulations thereunder, (b) the applicable rules of FINRA and (c) the NASAA Guidelines, including the requirement to maintain records (the “Suitability Records”) of the information used to determine that an investment in Shares is suitable and appropriate for each subscriber for a period of six years from the date of the sale of the Shares. The Dealer further agrees to make the Suitability Records available to the Dealer Manager and the Company upon request and to make them available to representatives of the SEC and FINRA and applicable state securities administrators upon the Dealer’s receipt of a subpoena or other appropriate document request from such agency.

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(f)	The Dealer will provide the Dealer Manager with such information relating to the offer and sale of the Shares by it as the Dealer Manager may from time to time reasonably request or as may be requested to enable the Dealer Manager or the Company, as the case may be, to prepare such reports of sale as may be required to be filed under applicable federal or state securities laws and the rules and regulations thereunder.

(g)	The Dealer agrees to be bound by the terms of the Escrow Agreement dated , 2010, among TD Bank, N.A., as escrow agent, the Dealer Manager and the Company, a copy of which is attached hereto as Exhibit B and the Dealer further agrees that it will not represent or imply that TD Bank, N.A., as the escrow agent identified in the Prospectus, has investigated the desirability or advisability of an investment in the Company or has approved, endorsed or passed upon the merits of the Shares or of the Company, nor will the Dealer use the name of said escrow agent in any manner whatsoever in connection with the offer or sale of the Shares other than by acknowledgment that it has agreed to serve as escrow agent.

8.	Prospectus and Sales Literature.

Dealer is not authorized or permitted to give, and will not give, any information or make any representation (written or oral) concerning the Shares except as set forth in the Prospectus as amended and supplemented or in the Authorized Sales Materials. The Dealer Manager will supply Dealer with reasonable quantities of the Prospectus, including amendments of and supplements to the Prospectus, and any Authorized Sales Materials, for delivery to investors, and Dealer will deliver a copy of the Prospectus, including any amendments and supplements thereto, as required by the Securities Act, the Exchange Act and the rules and regulations promulgated under both. The Dealer agrees that (a) it will deliver a copy of the Prospectus as amended and supplemented to each investor to whom an offer is made prior to or simultaneously with the first solicitation of an offer to sell the Shares to an investor and (b) it will not send or give any Authorized Sales Materials to an investor unless the Authorized Sales Materials are accompanied by or preceded by the Prospectus as amended and supplemented.

Except for the Authorized Sales Materials, the Company has not authorized the use of any supplemental literature or sales materials in connection with the Offering and the Dealer agrees not to use any material unless it has been authorized by the Company and provided to the Dealer by the Dealer Manager. Dealer agrees that it will not show or give to any investor or prospective investor or reproduce any material or writing that is supplied to it by the Dealer Manager and marked “broker-dealer use only” or otherwise bearing a legend denoting that it is not to be used in connection with the sale of Shares to members of the public. Dealer agrees that it will not show or give to any investor or prospective investor in a particular jurisdiction any material or writing that is supplied to it by the Dealer Manager if such material bears a legend denoting that it is not to be used in connection with the sale of Shares to members of the public in such jurisdiction. Dealer agrees that it will not use in connection with the offer or sale of Shares any material or writing that relates to another company supplied to it by the Company or the Dealer Manager bearing a legend that states that such material may not be used in connection with the offer or sale of any securities of the Company.

Dealer agrees to furnish a copy of the Prospectus (as amended and supplemented) required for compliance with the provisions of federal and state securities laws and the rules and regulations thereunder, including Rule 15c2-8 under the Exchange Act. Regardless of the termination of this Agreement, Dealer will deliver a Prospectus (as amended and supplemented) in transactions in the Shares for a period of 90 days from the effective date of the Registration Statement or such other period as may be required by the Exchange Act or the rules and regulations thereunder.

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9.	License and Association Membership.

Dealer represents and warrants to the Company and the Dealer Manager that it is a properly registered or licensed broker-dealer, duly authorized to offer and sell Shares under federal securities laws and regulations and the securities laws and regulations of all states where it offers or sells Shares and that it is a member of FINRA in good standing. This Agreement shall automatically terminate if the Dealer ceases to be a member of FINRA in good standing or is subject to a FINRA suspension or if the Dealer’s registration or license under the Exchange Act or any state securities laws or regulations is terminated or suspended; the Dealer agrees to notify the Dealer Manager immediately if any of these events occur.

10.	Anti-Money Laundering Compliance Programs.

Dealer’s acceptance of this Agreement constitutes a representation to the Company and the Dealer Manager that the Dealer has established and implemented an anti-money laundering and customer identification compliance program (“AML Program”) in accordance with applicable laws and regulations, including federal and state securities laws, applicable rules of FINRA, and the Bank Secrecy Act, Title 31 U.S.C. Sections 5311-5355, as amended by the USA Patriot Act of 2001, and related regulations (31 C.F.R. Part 103), and will continue to maintain its AML Program consistent with applicable laws and regulations during the term of this Agreement.

In accordance with these applicable laws and regulations and its AML Program, Dealer agrees to verify the identity of its new customers; to maintain customer records; to check the names of new customers against government watch lists, including the Office of Foreign Asset Control’s (OFAC) list of Specially Designated Nationals and Blocked Persons. Additionally, Dealer will monitor account activity to identify patterns of unusual size or volume, geographic factors and any other “red flags” described in the USA Patriot Act as potential signals of money laundering or terrorist financing. Dealer will submit to the Financial Crimes Enforcement Network any required suspicious activity reports about such activity and further will disclose such activity to applicable federal and state law enforcement when required by law. Upon request by the Dealer Manager at any time, the Dealer hereby agrees to furnish (a) a copy of its AML Program to the Dealer Manager for review, and (b) a copy of the findings and any remedial actions taken in connection with Dealer’s most recent independent testing of its AML Program.

11.	Representations and Agreements to Survive Delivery.

This Agreement shall become effective upon the execution hereof by the Dealer and the receipt of this executed Agreement by the Dealer Manager. Dealer will immediately suspend or terminate its offer and sale of Shares upon the request of the Company or the Dealer Manager at any time and will resume its offer and sale of Shares hereunder upon subsequent request of the Company or the Dealer Manager. In addition to termination pursuant to Section 9, any party may terminate this Agreement by written notice, which termination shall be effective 48 hours after such notice is given. Upon the sale of all of the Shares or the termination of the Dealer Manager Agreement, this Agreement shall terminate without obligation on the part of the Dealer or the Dealer Manager, except as set forth in this Agreement. The indemnification agreements contained in Section 8 of the Dealer Manager Agreement shall survive the termination of this Agreement and the Dealer Manager Agreement, and the respective agreements and obligations of the Dealer Manager and the Dealer set forth in Sections 4, 5, 6, 7(b), 7(e), 7(f), 8 and 11 through 21 of this Agreement shall remain operative and in full force and effect regardless of the termination of this Agreement.

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This Agreement may be amended at any time by the Dealer Manager by written notice to the Dealer. Any such amendment shall be deemed accepted by the Dealer upon the Dealer placing an order for the sale of Shares after it has received such notice.

12.	Privacy Laws.

The Dealer Manager and Dealer (each referred to individually in this section as a “party”) agree as follows:

(a)	Each party agrees to abide by and comply in all respects with (a) the privacy standards and requirements of the Gramm-Leach-Bliley Act of 1999 (“GLBA”) and applicable regulations promulgated thereunder, (b) the privacy standards and requirements of any other applicable federal or state law, including the Fair Credit Reporting Act (“FCRA”) and (c) its own internal privacy policies and procedures, each as may be amended from time to time.

(b)	Dealer shall not disclose nonpublic personal information (as defined under the GLBA) of all customers who have opted out of such disclosures, except to service providers (when necessary and as permitted under the GLBA) or as otherwise required by applicable law;

(c)	Except as expressly permitted under the FCRA, Dealer shall not disclose any information that would be considered a “consumer report” under the FCRA; and

(d)	Dealer shall be responsible for determining which customers have opted out of the disclosure of nonpublic personal information by periodically reviewing and, if necessary, retrieving a list of such customers (the “List”) to identify customers that have exercised their opt-out rights. In the event either party expects to use or disclose nonpublic personal information of any customer for purposes other than servicing the customer, or as otherwise required by applicable law, that party must first consult the List to determine whether the affected customer has exercised his or her opt-out rights. Each party understands that it is prohibited from using or disclosing any nonpublic personal information of any customer that is identified on the List as having opted out of such disclosures.

13.	Complaints.

The Dealer Manager and you agree as follows:

(a)	to notify the other if either receives any written or otherwise documented complaint from an investor in connection with the offer or sale of Shares by you;

(b)	to cooperate with the other in resolving the complaint; and

(c)	to cooperate in any regulatory examination of the other to the extent it involves this Agreement or the offer or sale of Shares by you.

14.	Notices.

(a)	Any communications from you shall be in writing addressed to the Dealer Manager at 1845 Walnut Street, 10th Floor, Philadelphia, Pennsylvania 19103.

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(b)	Any notice from the Dealer Manager to you shall be deemed to have been duly given if e-mailed, mailed, faxed or delivered by overnight delivery to you at your address shown below.

15.	Confirmation.

The Dealer Manager hereby acknowledges that the Dealer Manager has assumed the duty to confirm on behalf of the Dealer all orders for purchases of Shares accepted by the Company. Such confirmations will comply with the rules of the SEC and FINRA and will comply with the applicable laws of such other jurisdictions to the extent that the Dealer Manager is advised of such laws in writing by the Dealer.

16.	Entire Agreement, Waiver.

(a)	This Agreement constitutes the entire agreement between the Dealer Manager and you, and shall not be amended or modified in any way except by subsequent agreement executed in writing by the Dealer Manager and you. Neither party to this Agreement shall be liable or bound to the other by any agreement except as specifically set forth in this Agreement.

(b)	The Dealer Manager and you may waive, but only in writing, any term, condition, or requirement under this Agreement that is intended for its benefit. However, any written waiver of any term or condition of this Agreement shall not operate as a waiver of any other breach of the term or condition of this Agreement.

(c)	Also, any failure to enforce any provision of this Agreement shall not operate as a waiver of that provision or any other provision of this Agreement.

17.	Parties; Assignment.

This Agreement shall inure to the benefit of and be binding on you, the Dealer Manager, and any respective successors and permitted assigns. This Agreement shall also inure to the benefit of the indemnified parties and their successors and permitted assigns to the extent set forth in Section 8 of the Dealer Manager Agreement. This Agreement is intended to be and is for the sole and exclusive benefit of the parties to this Agreement, including their respective successors and permitted assigns, and the indemnified parties and their successors and permitted assigns, and for the benefit of no other person. No other person shall have any legal or equitable right, remedy or claim under or in respect of this Agreement. No purchaser of any of the Shares from you shall be construed to be your successor or assign merely by reason of the purchase. No party shall assign this Agreement or any right, interest or benefit under this Agreement without the prior written consent of the other party.

18.	Arbitration, Attorney’s Fees, Jury Trial and Applicable Law.

In the event of a dispute concerning any provision of this Agreement (including any provisions of the Dealer Manager Agreement incorporated into this Agreement), either party may require the dispute to be submitted to binding arbitration, conducted on a confidential basis, under the then current commercial arbitration rules of FINRA or the American Arbitration Association (at the discretion of the party requesting arbitration) in accordance with the terms of this Agreement (including the governing law provisions of this section) and pursuant to the Federal Arbitration Act (9 U.S.C. §§ 1 – 16). The parties will request that the arbitrator or arbitration panel (“Arbitrator”) issue written findings of fact and conclusions of law. The Arbitrator shall not be empowered to make any award or render any judgment for punitive damages, and the Arbitrator shall be required to follow applicable law in construing this Agreement, making awards, and rendering judgments. The decision of the arbitration panel shall be final and binding, and judgment upon any

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arbitration award may be entered by any court having jurisdiction. All arbitration hearings will be held at a mutually agreed upon site. The parties may agree on a single arbitrator, or, if the parties cannot so agree, each party will have the right to choose one arbitrator, and the selected arbitrators will choose a third arbitrator. Each arbitrator must have experience and education that qualify him or her to competently address the specific issues to be designated for arbitration. Notwithstanding the preceding, no party will be prevented from immediately seeking provisional remedies in courts of competent jurisdiction, including but not limited to, temporary restraining orders and preliminary injunctions, but such remedies will not be sought as a means to avoid or stay arbitration. Except as provided otherwise in Section 8 of the Dealer Manager Agreement, in any action or arbitration to enforce the provisions of this Agreement or to secure damages for its breach, the prevailing party shall recover its costs and reasonable attorney’s fees. Each party to this Agreement hereby waives a trial by jury in any legal action or proceeding relating to this Agreement. This Agreement shall be construed under the laws of the Commonwealth of Pennsylvania; provided, however, that the governing law for causes of action for violations of federal or state securities law shall be governed by the applicable federal or state securities law.

19.	Severability.

In the event that any court of competent jurisdiction declares invalid any provision of this Agreement, such invalidity shall have no effect on the other provisions of this Agreement, which shall remain valid and binding and in full force and effect, and to that end the provisions of this Agreement shall be considered severable.

20.	Counterparts.

This Agreement may be executed in any number of counterparts. Each counterpart, when executed and delivered, shall be an original contract, but all counterparts, when taken together, shall constitute one and the same agreement.

21.	Relationship.

Nothing in this Agreement shall be construed or interpreted to constitute the Dealer as an employee, agent or representative of, or in association with or in partnership with, the Dealer Manager, the Company or the other Dealers; instead, this Agreement shall only constitute the Dealer as a dealer authorized by the Dealer Manager to sell the Shares according to the terms set forth in the Registration Statement and the Prospectus as amended and supplemented and in this Agreement.

22.	Effective Date.

This Agreement is made effective between the parties as of the date accepted by you as indicated by your signature to this Agreement.

[signature page follows]

Sincerely,

, 20	CHADWICK SECURITIES, INC.
Date
By:
Darshan V. Patel, President

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ACCEPTANCE:

We have read the foregoing Agreement and accept your invitation to become a Dealer under all the terms and conditions stated in the above Agreement and confirm that all the statements set forth in the above Agreement are true and correct. We hereby represent that the list below of jurisdictions in which we are registered or licensed as a broker or dealer and are fully authorized to sell securities is true and correct, and we agree to advise you of any change in such list during the term of this Agreement. We hereby acknowledge receipt of a copy of the Dealer Manager Agreement referred to above.

, 20	,
Date	a(n)	corporation,

By:
, President

(Address)

(Telephone Number)

Our CRD Number is
Our Tax ID Number is

Licensed as broker-dealer in the following States:

Additional Dealer Contact Information

	Due Diligence	Marketing	Commission
Name:
Address:
City/St/Zip
Telephone:
Fax:
Email:

Address for notice pursuant to Section 14 (if different from above address):

Name:
Company:
Address:
City, State and Zip code:
Telephone No.:
Fax:	Email:

Commission Payments Information

☐	Wire
☐	ACH
To:

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Chadwick Securities, Inc.

Form of Placement Agreement

This agreement (“Agreement”) is made as of this      day of                              between Chadwick Securities, Inc., a Delaware corporation, as the dealer manager (the “Dealer Manager”) for Resource Real Estate Opportunity REIT, Inc. (the “Company”), a Maryland corporation, and                              (the “Counterparty”) and relates to the Company’s distribution of shares of its common stock (“Shares”) subject to the terms set forth below.

The Counterparty is:

[ ]	a registered investment adviser under the Investment Advisers Act of 1940 (a “Federal RIA”);

[ ]	an investment adviser registered under state law (a “State RIA,” and either or both, an “RIA”); or

[ ]	a bank trust department acting on behalf of trust accounts over which it serves in a fiduciary capacity (a “Bank”).

1.	Basic Terms.

1.1.	The Company has prepared and filed with the Securities and Exchange Commission (the “SEC”) a registration statement (Registration No. 333-160463) that has become effective for the registration of the Shares under the Securities Act of 1933, as amended (the “Securities Act”), and the applicable rules and regulations (the “Rules and Regulations”) of the SEC promulgated thereunder or pursuant to the Securities Exchange Act of 1934, as amended. The registration statement and the prospectus contained therein, as finally amended at the effective date of the registration statement, are respectively hereinafter referred to as the “Registration Statement” and the “Prospectus,” except that if the Company files a prospectus or prospectus supplement pursuant to Rule 424(b) under the Securities Act, or if the Company files a post-effective amendment to the Registration Statement, the term “Prospectus” includes the prospectus filed pursuant to Rule 424(b) or the prospectus included in such post-effective amendment. The term “Preliminary Prospectus” as used herein shall mean a preliminary prospectus related to the Shares as contemplated by Rule 430, Rule 430A, or Rule 430B of the Rules and Regulations included at any time as part of the Registration Statement.

1.2.

The Dealer Manager has entered into that certain Dealer Manager Agreement with the Company dated             , 200  , the form of which is available upon request from the Dealer Manager. The Dealer Manager Agreement contains the terms pursuant to which the Dealer Manager will offer the Shares for sale to the public. Shares offered and sold pursuant to this Agreement will be offered and sold through the Dealer Manager, a registered broker-dealer that is a member of the Financial Industry Regulatory Authority (“FINRA”).

1.3.	Shares offered and sold pursuant to the terms of this Agreement shall be offered and sold for cash on the terms and conditions stated in the Prospectus.

1.4.	Nothing in this Agreement shall be deemed or construed to make the Counterparty an employee, agent, representative or partner of the Dealer Manager or of the Company. The Counterparty specifically acknowledges and agrees that the Dealer Manager shall have no supervisory responsibilities for the Counterparty or its employees, agents or representatives pursuant to the applicable Rules and Regulations and state securities laws and regulations. The Counterparty is not authorized to act for the Dealer Manager or the Company or to make any representations on their behalf except as set forth in the Prospectus and such other printed information furnished to the Counterparty by the Dealer Manager or the Company to supplement the Prospectus (“supplemental information”).

1.5.	If the Counterparty is an RIA, the RIA acknowledges and represents that this Agreement applies only to transactions with clients of investment adviser representatives (“IARs”) who are not registered with a broker-dealer. Sales to clients of IARs affiliated with a broker-dealer (“IARs affiliated with a dealer”) will be governed by the terms of their broker-dealer’s selected dealer agreement with the Dealer Manager. The price per Share will be $9.30 for transactions with clients of IARs. In addition, the stipulations of this paragraph apply to any IARs affiliated with a dealer who become future employees of the RIA as well as any IARs currently employed by the RIA who become IARs affiliated with a dealer in the future.

2.	Submission of Orders.

2.1.

Subject to Section 2.2, subscribers will be instructed to make their checks payable to “TD Bank, N.A. as Escrow Agent for Resource Real Estate Opportunity REIT, Inc.” or, after the Company raises $2,000,000.00 in the offering of Shares pursuant to the Registration Statement (the “Offering”) from persons not affiliated with the Company or its advisor (the “Minimum Offering”), to “Resource Real Estate Opportunity REIT, Inc.,” except with respect to Pennsylvania investors. Checks from Pennsylvania investors must be made payable to “TD Bank, N.A. as Escrow Agent for Resource Real Estate Opportunity REIT, Inc.” until $25,000,000.00 (or such other amount as set forth in the Prospectus) has been raised in the Offering from persons not affiliated with the Company or its advisor. Checks from New York investors must be made payable to “TD Bank, N.A. as Escrow Agent for Resource Real Estate Opportunity REIT, Inc.” until $2,500,000.00 (or such other amount as set forth in the Prospectus) has been raised in the Offering from persons not affiliated with the Company or its advisor. Any Counterparty receiving a check not conforming to the foregoing instructions will return such check directly to such subscriber not later than the end of the next business day following its receipt. Each Counterparty receiving a subscriber’s check that conforms to the foregoing instructions will deliver such check to the escrow agent, the Company or the Dealer Manager, or as otherwise directed by the Company or the Dealer Manager, as applicable, no later than the close of business of the first business day after receipt of the subscription documents by the Counterparty.

2.2.	Counterparty may utilize the custodial or administrative services of a third party that is not acting as an underwriter or participating broker-dealer in the offering of the Shares (a “Third Party Administrator”). In such cases, instead of the Counterparty forwarding a subscription document and check from the subscriber, the Third Party Administrator may aggregate funds collected from subscribers and transmit such funds to the Company or Dealer Manager and forward the related subscription documentation. Counterparty’s utilization of any such Third Party Administrator is conditioned on the Company and such Third Party Administrator entering into a prior written agreement, satisfactory to the Company in its sole discretion, addressing the procedures by which such funds and subscription documentation are transmitted to the Company or Dealer Manager. Utilization of the services of a Third Party Administrator will not relieve the Counterparty of any of its obligations set forth in this Agreement.

3.	Pricing. In accordance with the “Plan of Distribution” section of the Prospectus, the Company will sell shares in its primary offering through the Dealer Manager and to clients of IARs and to banks acting as trustee or fiduciary at a price of $9.30 per Share, reflecting that selling commissions in the amount of $0.70 per share will not be payable. Except as otherwise indicated in the Prospectus, in any letter or memorandum sent to the Counterparty by the Company or the Dealer Manager, or with respect to contributions to an Investment Retirement Account (“IRA”), a minimum initial investment of $2,500 is required and any additional investments must be made in amounts of at least $100. To satisfy this minimum purchase requirement, a husband and wife may jointly contribute funds from their separate IRAs, provided that each such contribution is made in increments of $100.

4.	Right to Reject Orders or Cancel Sales. All orders, whether initial or additional, are subject to acceptance by and will only become effective upon confirmation by the Company, which reserves the right to reject any order. Orders may be rejected by the Company or the Dealer Manager if they are not accompanied by a Subscription Agreement and the required payment for the Shares. The Shares will be issued in book entry form on the records of the Company only after actual receipt of payment therefor. If any check is not paid upon presentment, or if the Company is not in actual receipt of clearinghouse funds or cash, certified or cashier’s check, wire transfer or the equivalent in payment for the Shares within 15 days of sale, the Company reserves the right to cancel the sale without notice.

5.	Prospectus and Supplemental Information.

5.1.	The Counterparty is not authorized or permitted to give, and will not give, any information or make any representation concerning the Shares except as set forth in the Prospectus and supplemental information. The Dealer Manager will supply the Counterparty with electronic copies of the Prospectus as well as any supplemental information for delivery to investors as well as reasonable quantities of the Prospectus and any supplemental information for physical delivery when requested by the Counterparty.

5.2.	RIA on behalf of Dealer Manager will deliver a copy of the Prospectus as required by the Securities Act, the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated under both (cumulatively, the “Federal Securities Laws”). RIA agrees that it will not send or give any supplemental information to an investor unless it has previously sent or given a Prospectus to that investor or has simultaneously sent or given a Prospectus with such supplemental information. The RIA agrees that it will not show or give to any investor or prospective investor or reproduce any material or writing that is supplied to it by the Dealer Manager and marked “Internal Use Only,” “Broker Dealer Only,” or otherwise bearing a legend denoting that it is not to be used in connection with the sale of Shares to members of the public. The RIA agrees that it will not use in connection with the presentation of an investment opportunity in the Shares any material or writing that relates to another company supplied to it by the Company or the Dealer Manager bearing a legend that states that such material may not be used in connection with the offer or sale of any securities of the Company. The RIA further agrees that it will not use, in connection with the presentation of an investment opportunity in the Shares, any materials or writings that have not been previously approved by the Dealer Manager. The RIA agrees, if the Dealer Manager so requests, to furnish a copy of any revised Preliminary Prospectus to each person to whom it has furnished a copy of any previous Preliminary Prospectus, and further agrees that it will itself mail or otherwise deliver all Preliminary and final Prospectuses required for compliance with the provisions of Rule 15c2-8 under the Exchange Act, regardless of the termination of this Agreement. The RIA agrees to comply with all the applicable requirements under the Securities Act, the Exchange Act and the Investment Advisers Act of 1940, as amended (the “Advisers Act”).

5.3.

Bank will ensure that prior to purchasing Shares, it will obtain a copy of the Prospectus as required by the Federal Securities Laws and will deliver a copy of the Prospectus to the beneficiary (“Beneficiary”) of an account over which the Bank is serving as a trustee or in another fiduciary capacity if the Beneficiary has discretionary authority (whether sole or shared) and to the beneficiary of an IRA or Keogh-type plan (“IRA Beneficiary”), whether or not self directed, as required by the Federal Securities Laws. Bank agrees that it will not send or give any supplemental information unless it has previously sent or given a Prospectus to that Beneficiary or has simultaneously sent or given a Prospectus with such supplemental information. Bank agrees that, if it obtains any material or writing that relates to another company supplied to it by the Company or the Dealer Manager bearing a legend that states that such material may not be used in connection with the offer or sale of any securities of the Company, or if it obtains any materials or writings that have not been previously approved by the Dealer Manager, it will not provide such information to any Beneficiary or IRA Beneficiary. Dealer Manager will provide a copy of any revised Preliminary Prospectus to Bank if it has furnished a copy of any previous Preliminary Prospectus, and further agrees that it will deliver all Preliminary and final Prospectuses required for compliance with the provisions of Rule 15c2-8 under the Exchange Act to Bank. In purchasing Shares, Bank agrees to comply with all the applicable requirements under the Federal Securities Laws, Advisers Act, and any other applicable state or federal law or regulation.

6.	License and Association Membership.

6.1.	If the Counterparty is an RIA, the RIA represents and warrants that (A) it is a properly registered investment adviser under the Advisers Act or applicable state law, duly authorized to perform investment advisory services on behalf of its clients under any applicable federal or state law and in all states where Shares are or will be offered pursuant to this Agreement and (B) it is not a member or affiliate of FINRA and, based on the activities it performs, is not required to be a member of FINRA or to register as a broker or dealer under federal or state law.

6.2.	If the Counterparty is a Bank, the Bank represents and warrants that it is properly licensed and authorized under applicable federal or state laws to perform trustee or other fiduciary services on behalf of Beneficiaries or IRA Beneficiaries under any applicable federal or state law and in all states where Shares are or will be purchased pursuant to this Agreement.

6.3.	The Dealer Manager represents and warrants to the Counterparty and the Company that it is a properly registered or licensed broker-dealer, duly authorized to sell Shares under federal and state securities laws and regulations and in all states where it offers or sells Shares, and that it is a member of FINRA.

6.4.	This Agreement shall automatically terminate if the Dealer Manager ceases to be a member of FINRA. If the Counterparty is an RIA, this Agreement shall automatically terminate if the RIA ceases to be a properly licensed registered investment adviser under the Advisers Act. If the Counterparty is a Bank, this Agreement shall automatically terminate if the Bank ceases to hold all necessary licenses and authorizations to perform trustee or other fiduciary services on behalf of Beneficiaries or IRA Beneficiaries. Each party agrees to notify the other party immediately if there is any change in the status of such party as described in this Section 6.

7.	Limitation of Offer and Determination of Suitability.

7.1.	Shares offered hereunder shall be offered only to (1) investors who have engaged the RIA as an investment adviser and have agreed to pay the RIA a fee for investment advisory services or (2) accounts over which the Bank is acting as a trustee or other fiduciary capacity. The Counterparty agrees to certify to the Dealer Manager that each purchaser (whether the Beneficiary or IRA Beneficiary in the case of a Bank acting in a trustee or other fiduciary capacity or an investor receiving advisory services from an RIA) has met the financial qualifications set forth in the Prospectus or in any suitability letter or memorandum sent to it by the Company or the Dealer Manager and that the investment in Shares is a suitable and appropriate investment for the investor. Shares may only be purchased in the states in which the Dealer Manager advises the Counterparty in writing that the Shares are qualified for sale or that such qualification is not required. The Counterparty will comply with applicable rules and regulations relating to the determination of suitability of investors, including without limitation, the provisions of Articles III.B.3. and III.C. (“Determination that Sale to Shareholder is Suitable and Appropriate”) of the Statement of Policy Regarding Real Estate Investment Trusts of the North American Securities Administrators Association, Inc.

7.2.	In order to evidence the above-noted suitability determination, the Counterparty agrees to document in its internal records evidence of the following for each (a) investor who purchases Shares of the Company through the Dealer Manager based upon the advice or discretion of the RIA or (b) Beneficiary or IRA Beneficiary of an account for which Bank purchases shares of the Company, and the Counterparty shall be deemed to certify to the following with respect to each such investor or Beneficiary or IRA Beneficiary, as appropriate:

A.	That the Subscriber has engaged the services of the RIA with whom the Subscriber has agreed to pay a fee for investment advisory services; and that the RIA has recommended the investment in Shares of the Company to the Subscriber;

B.	That the Counterparty will not be receiving any commissions in connection with purchases of Shares of the Company made by the Subscriber or on behalf of an account for which Bank is effecting a transaction;

C.

That the Counterparty has delivered a complete copy of the Prospectus and any supplements or amendments thereto to the Subscriber or Beneficiary (in the case of a Beneficiary having investment discretion over the account for which Bank is serving as a fiduciary) and has taken steps to ensure the Subscriber or such Beneficiary has an understanding of (i) the fundamental risks of an investment in Shares of the Company, (ii) the risk that the Subscriber or such Beneficiary (or the account of such Beneficiary) may lose the entire investment, (iii) the lack of liquidity of

Shares of the Company, (iv) the restrictions on transferability of Shares of the Company, (v) the background and qualifications of Resource Real Estate Opportunity Advisor, LLC and its affiliates, and (vi) the tax consequences of the investment;

D.	That based upon the Counterparty’s review of financial records and other information regarding the Subscriber or an IRA Beneficiary contained in its files, the Counterparty has determined that: (i) the Subscriber or IRA Beneficiary meets the minimum income and net worth standards set forth in the Prospectus; (ii) the Subscriber or IRA Beneficiary can reasonably benefit from investing in the Shares of the Company based on the Subscriber’s or IRA Beneficiary’s overall investment objectives and portfolio structure; (iii) the Subscriber or IRA Beneficiary (or the account of such IRA Beneficiary) is able to bear the economic risk of the investment based on the Subscriber’s or IRA Beneficiary’s overall financial situation; and (iv) an investment in Shares of the Company is a suitable and appropriate investment for the Subscriber or IRA Beneficiary based upon a review of the Subscriber’s or IRA Beneficiary’s age, investment objectives, investment experience, income, net worth, financial situation, the Subscriber’s or IRA Beneficiary’s other investments and the foregoing determinations.

7.3.	The Counterparty agrees and acknowledges that the Dealer Manager and the Company are relying on certification of the above matters with respect to the suitability of the Subscriber who is, or Beneficiary, the account of which is, purchasing Shares of the Company through the Dealer Manager.

7.4.	The Counterparty shall maintain, for at least six years, a record of the information obtained to determine that an investment in Shares of the Company is a suitable and appropriate investment for the Subscriber or Beneficiary and that an investor or Beneficiary meets the financial qualification and suitability standards imposed on the offer and sale of Shares (both at the time of an investor’s initial subscription and at the time of any additional subscriptions) and to make such records available to the Dealer Manager and the Company during such time period upon their reasonable request.

8.	Anti-Money Laundering Compliance Programs.

8.1.	The Counterparty’s acceptance of this Agreement constitutes a representation to the Company and the Dealer Manager that the Counterparty has established and implemented an anti-money laundering compliance program and customer identification program (“AML Program”) in accordance with applicable laws and regulations, including federal and state securities laws, the USA Patriot Act of 2001, Executive Order 13224 – Executive Order on Terrorist Financing Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism, and applicable rules of FINRA.

8.2.	In accordance with these applicable laws and regulations, the Counterparty agrees to verify the identity of its new customers; to maintain customer records; to check the names of new customers against government watch lists, including the Office of Foreign Asset Control’s (OFAC) list of Specially Designated Nationals and Blocked Persons, and, as required, to provide the Financial Crimes Enforcement Network with information regarding: (a) the identity of a specified individual or organization; (b) an account number; (c) all identifying information provided by the account holder; and (d) the date and type of transaction, upon request. Additionally, the Counterparty will manually monitor account activity to identify patterns of unusual size or volume, geographic factors and any other “red flags” described in the USA PATRIOT Act as potential signals of money laundering or terrorist financing, and disclose such activity to applicable federal and state law enforcement when required by law. The Counterparty hereby agrees to certify annually to the Dealer Manager that it has implemented an AML Program and completes due diligence on correspondent accounts as required by Section 312 of the Money Laundering Abatement Act in connection with the selling of the Shares.

9.	Privacy Laws. The Dealer Manager and Counterparty (each referred to individually in this section as a “party”) agree as follows:

9.1.	Each party agrees to abide by and comply with (i) the privacy standards and requirements of the Gramm-Leach-Bliley Act of 1999 (“GLB Act”) and the applicable regulations promulgated thereunder, (ii) the privacy standards and requirements of any other applicable federal or state law, including the Fair Credit Reporting Act (“FCRA”) and (iii) its own internal privacy policies and procedures, each as may be amended from time to time.

9.2.	The Counterparty shall not disclose nonpublic personal information (as defined under the GLB Act) of all customers who have opted out of such disclosures except to service providers (when necessary and as permitted under the GLB Act) or as otherwise required by applicable law.

9.3.	Except as expressly permitted under the FCRA, the Counterparty shall not disclose any information that would be considered a “consumer report” under the FCRA.

9.4.	The Counterparty shall be responsible for determining which customers have opted out of the disclosure of nonpublic personal information by periodically reviewing and, if necessary, retrieving a list of such customers (the “List”) to identify customers that have exercised their opt-out rights. In the event either party expects to use or disclose nonpublic personal information of any customer for purposes other than servicing the customer, or as otherwise required by applicable law, that party must first consult the List to determine whether the affected customer has exercised his or her opt-out rights. Each party understands that it is prohibited from using or disclosing any nonpublic personal information of any customer that is identified on the List as having opted out of such disclosures.

9.5.	The Counterparty agrees to provide all purchasers (or Beneficiaries, if the law governing Bank’s relationship to a Beneficiary so dictates) both initial and annual privacy notices as required pursuant to Rule 6(a) of the SEC’s Regulation S-P.

10.	Indemnification.

10.1.	The Company and the Dealer Manager will indemnify and hold harmless the Counterparty, its officers and directors and each person, if any, who controls such Counterparty within the meaning of Section 15 of the Securities Act (the “Indemnified Persons”) from and against any losses, claims, damages or liabilities (“Losses”), joint or several, to which such Indemnified Persons may become subject, under the Securities Act or otherwise, insofar as such Losses (or actions in respect thereof) arise out of or are based upon (a) any untrue statement or alleged untrue statement of a material fact contained (i) in the Registration Statement or any post-effective amendment thereto or in the Prospectus or (ii) in any blue sky application or other document executed by the Company or on its behalf specifically for the purpose of qualifying any or all of the Shares for sale under the securities laws of any jurisdiction or based upon written information furnished by the Company under the securities laws thereof (any such application, document or information being hereinafter called a “Blue Sky Application”), or (b) the omission or alleged omission to state in the Registration Statement (including the Prospectus as a part thereof) or any post-effective amendment thereto or in any Blue Sky Application a material fact required to be stated therein or necessary to make the statements therein not misleading, or (c) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, if used prior to the effective date of the Registration Statement, or in the Prospectus or the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and will reimburse the Indemnified Persons for any legal or other expenses reasonably incurred by such Indemnified Persons in connection with investigating or defending such Loss; and provided that the Company will not be liable in any such case if it is determined that such Counterparty was at fault in connection with the Loss, expense or action.

10.2.

The Counterparty will indemnify and hold harmless the Company, the Dealer Manager and each of their directors (including any persons named in the Registration Statement with his consent, as about to become a director), each of their officers who has signed the Registration Statement and each person, if any, who controls the Company and the Dealer Manager within the meaning of Section 15 of the Securities Act (each, a “Counterparty Indemnified Person”) from and against any Losses to which a Counterparty Indemnified Person may become subject, under the Securities Act or otherwise, insofar as such Losses (or actions in respect thereof) arise out of or are based upon any unauthorized use of sales materials or use of unauthorized verbal representations concerning the Shares by the Counterparty or the Counterparty’s employees, representatives or agents or any other violations of this Agreement or otherwise and will reimburse each Counterparty Indemnified Person, in connection with investigating or defending any such Loss. This indemnity agreement will be in addition to any liability that the Counterparty may otherwise have.

10.3.	Promptly, but not later than 10 business days, after receipt by an indemnified party under this Section 10 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 10, notify in writing the indemnifying party of the commencement thereof and the failure of an indemnified party to notify the indemnifying party will relieve it from any liability under this Section 10 as to the particular item for which indemnification is then being sought, but not from any other liability that it may have to any indemnified party. In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled, to the extent it may wish, jointly with any other indemnifying party similarly notified, to participate in the defense thereof, with separate counsel. Such participation shall not relieve such indemnifying party of the obligation to reimburse the indemnified party for reasonable legal and other expenses (subject to subsection 10.4 below) incurred by such indemnified party in defending itself, except for such expenses incurred after the indemnifying party has deposited funds sufficient to effect the settlement, with prejudice, of the claim in respect of which indemnity is sought. Any such indemnifying party shall not be liable to any such indemnified party on account of any settlement of any claim or action effected without the consent of such indemnifying party, such consent not to be unreasonably withheld or delayed. Any indemnified party shall not be bound to perform or refrain from performing any act pursuant to the terms of any settlement of any claim or action effected without the consent of such indemnified party.

10.4.	The indemnifying party shall pay all legal fees and expenses of the indemnified party in the defense of such claims or actions; provided, however, that the indemnifying party shall not be obliged to pay legal expenses and fees to more than one law firm in connection with the defense of similar claims arising out of the same alleged acts or omissions giving rise to such claims notwithstanding that such actions or claims are alleged or brought by one or more parties against more than one indemnified party. If such claims or actions are alleged or brought against more than one indemnified party, then the indemnifying party shall only be obliged to reimburse the expenses and fees of the one law firm that has been selected by a majority of the indemnified parties against which such action is finally brought; and in the event a majority of such indemnified parties is unable to agree on which law firm for which expenses or fees will be reimbursable by the indemnifying party, then payment shall be made to the first law firm of record representing an indemnified party against the action or claim. Such law firm shall be paid only to the extent of services performed by such law firm and no reimbursement shall be payable to such law firm on account of legal services performed by another law firm.

10.5.	The indemnity agreements contained in this Section 10 shall remain operative and in full force and effect regardless of (i) delivery of any Shares and payment therefor; and (ii) any termination of this Agreement. A successor of the Counterparty or of any of the parties to this Agreement, as the case may be, shall be entitled to the benefits of the indemnity agreements contained in this Section 10.

11.	Termination.

11.1.	An RIA will suspend or terminate its participation in the offering of Shares, and a Bank will suspend or terminate its purchases of Shares for its own account or the account of Beneficiaries (including IRA Beneficiaries), upon the request of the Company or the Dealer Manager at any time and will resume such participation hereunder upon subsequent request of the Company or the Dealer Manager. Any party may terminate this Agreement by written notice. Such termination shall be effective 48 hours after the providing of such notice.

11.2.	This Agreement shall automatically terminate if either party breaches any of the representations or warranties contained in Section 6 of this Agreement. The breaching party agrees to provide prompt notice to the other party of any such breach.

11.3.	This Agreement and any exhibits hereto represent the entire agreement of the parties and supersedes all prior agreements, if any, between the parties hereto. The Dealer Manager may amend this Agreement at any time by written notice to the Counterparty, and any such amendment shall be deemed accepted by the Counterparty if, in the case of an RIA, a customer of the RIA places an order for sale of Shares after the RIA has received such notice and, in the case of a Bank, upon placing an order for sale of Shares after it has received such notice.

12.	General Provisions.

12.1.	Notice. All notices and other communications hereunder shall be sufficient if given in writing and if (1) faxed to the facsimile number provided below with evidence of receipt; (2) mailed by registered or certified mail, return receipt requested, or (3) sent via nationally recognized overnight courier to the other party at the addresses provided below (or such other address (or facsimile number) which may be specified by notice given in one of the preceding manners): If to the Dealer Manager:

Chadwick Securities, Inc.

Attn: Darshan V. Patel, President

1845 Walnut Street, 10th Floor

Philadelphia, Pennsylvania 19103

Facsimile number: (866) 469 - 0129

with a copy to the Company:

Resource Real Estate Opportunity REIT, Inc.

Attn: Kevin M. Finkel, Chief Operating Officer and President

One Crescent Drive, Suite 203

Philadelphia, Pennsylvania 19112

Facsimile number: (215) 231 - 7050

If to the Counterparty, at the address set forth on the signature page hereto.

Documents sent by telefax are deemed received when sent by confirmed facsimile if sent during normal business hours of the recipient, if not, then on the next business day; documents sent by mail are deemed received upon their receipt, or at such time as delivery is refused by the addressee upon presentation; and documents sent by nationally recognized overnight courier are deemed received one business day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt.

12.2.	Survival. The respective indemnities, representations, warranties and covenants of the Counterparty, the Dealer Manager and the Company as set forth in this Agreement shall remain in full force and effect and shall survive the termination of this Agreement.

12.3.	Headings. The headings of the sections of this Agreement are used for convenience only and shall not affect the meaning or construction of the contents of this Agreement.

12.4.	Enforcement. The failure to enforce or to require the performance at any time of any of the provisions of this Agreement shall in no way be construed to be a waiver of such provisions and shall not affect either the validity of this Agreement or any part hereof or the right of any party thereafter to enforce each and every provision in accordance with the terms of this Agreement.

12.5.	Severability. If any severable provision of this Agreement is held to be invalid or unenforceable by any judgment of a court of competent jurisdiction, the remainder of this Agreement shall not be affected by such judgment, and this Agreement shall be carried out as nearly as possible according to its original terms and intent.

12.6.	Counterparts. This Agreement may be executed in any number of counterparts, all of which constitute one agreement, and each such counterpart shall be deemed to have been made, executed and delivered on the date first set forth above.

12.7.	Attorneys’ Fees and Applicable Law. In any action to enforce the provisions of this Agreement or to secure damages for its breach, the prevailing party shall recover its costs and reasonable attorneys’ fees. This Agreement shall be construed under the laws of the Commonwealth of Pennsylvania.

[Signature page follows.]

In Witness Whereof, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

THE DEALER MANAGER:	THE COUNTERPARTY:
Chadwick Securities, Inc.	Firm:

By:	By:
Name:	Name:
Title:	Title:

Address: [address 1] [address 2] [city, state, zip]

[Signature Page to Placement Agreement for Shares of

Resource Real Estate Opportunity REIT, Inc.]

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